Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-155535

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P. Morgan Exchange Traded Notes
P. Morgan is an award-winning global provider of innovative investment solutions. The firm offers a broad nge of investment options, including Exchange
Traded Notes (ETNs). ETNs are senior, unsecured debt curities issued by JPMorgan
Chase and Co. that offer returns on investments based on exposure to different derlying assets. J.P.Morgan's ETNs can be utilized by a wide variety of investors to provide convenient cess to markets or strategies that may not be easily or efficiently available via existing investment rategies.

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Featured ETNs
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Disclaimer

Transactions and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. ETNs are our senior unsecured obligations and are not secured debt. ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in ETNs include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and potential illiquidity. Investing in ETNs is not equivalent to direct investment in an index or index components. The tracking or investor fees and, if applicable, repurchase fees will reduce the amount of your return at maturity or upon early repurchase, and as a result you may receive less than the principal amount of your investment at maturity or upon early repurchase of your ETNs even if the value of the relevant index has increased. An investment in ETNs may not be suitable for all investors. Any ETNs with inverse and/or leveraged exposure have been designed to be actively managed investments for sophisticated investors who understand leverage (short) risk.

This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ securities, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to
transacting/investing.

Investors should carefully review the "Main Risks" for each ETN displayed on this website as well as the product specific risks contained under the heading
"Selected Risk Considerations" in the applicable pricing supplement posted on the ETN Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.
Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co.
has filed with the SEC for more complete information about JPMorgan Chase and
Co. and this offering. You may get these documents without cost by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll -free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage
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result in significant losses. There are tax consequences in the event of sale,
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Buying and selling ETNs may result in brokerage commissions. If you wish to
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affiliated companies may make a market or deal as principal in the securities
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Neither the SEC nor any state securities commission has approved or disapproved
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Website. Any representation to the contrary is a criminal offense.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of JPMorgan Research Departments.

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                              1

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This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein. You should ensure that you fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting. You should also carefully review the transaction specific risk factors contained on the relevant product page on the ETN Website.

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Copyright ©2011. JPMorgan Chase & Co. All rights reserved.

JPMorgan Alerian MLP Index ETN
Overview    Performance     Underlying Index   Yield

Jump To: Disclaimer | Key Features | Footnote                  ACCESS AGREEMENT

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a convenient way to gain exposure to midstream energy MLPs. The ETNs pay a Fact
Sheet variable quarterly coupon linked to the cash distributions paid on the
MLPs in the Prospectus index, less accrued tracking fees1 . The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase 2 , based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase and Co.

[GRAPHIC OMITTED]

Please review the Footnotes for explanation of the identified terms above

Returns, Standard Deviation and Correlation                                          View Chart
------------------------------------------------------------------------------------------------
Underlying Index                  3 Month  1 Yr Return   3 Yr Return     Standard    Correlation
                                  Return                 Annualised     Deviation
Alerian MLP Index                 -4.19%      9.43%          21.86%         29.13%     1.00
SandP 500 Index                   -7.82%      3.29%           0.82%         29.91%     0.73
SandP 500 Utilities Index          3.88%     11.81%           3.94%         25.43%     0.66
SandP GSCI Index                  -6.96%      6.82%         -16.97%         31.27%     0.54
SandP/BGCantor U.S. Treasury Bond  3.83%      5.10%           5.58%          4.82%     0.36
Dow Jones US REIT Index          -10.37%      1.36%          -1.44%         60.62%     0.52
------------------------------------------------------------------------------------------------
Please review note 12 in the footnotes below

Footnote

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the Tracking
Fee of 0.85% per annum accrued for that coupon period multiplied by the Current
Indicative Value on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant pricing supplement. Early repurchases will be subject to a
Repurchase Fee of 0.125%, as further described in the relevant pricing supplement.

3. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the underlying Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.

4. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

5. The Closing Price means the last trade reported as of the date shown above.
                                                                            p03a

6. The High Price means the highest trade reported on the date shown above.

7. The Low Price means the lowest trade reported on the date shown above.

8. The Closing Indicative Value is the last level calculated for the intraday indicative value on the date shown above. Please see footnote[3] above for further information on the intraday indicative value of the ETNs.

9. Current Volume means the number of the ETNs traded across all exchanges on the date shown above. The liquidity of the market for the ETNs may vary materially over time. This does not include ETNs held by JPMorgan Chase & Co. or any of its affiliates.

10. Average Volume (or Daily Average Trading Volume) means the average number of the ETNs traded across all exchanges over the 3-month period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time.

11. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs that have been issued, including any held by JPMorgan Chase & Co. or one of its affiliates.

12. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. The standard deviation and correlation are based on daily logarithmic returns over the past 3 years. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal.

The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the Alerian MLP Index. **The returns are total returns for all the indices which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses.** Historical performance of the underlying Index is not indicative of future performance of the underlying Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

13. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the underlying Index is not indicative of future performance of the underlying Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, repurchase fee or any applicable transaction fees. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

Back to Top

Key Features

Main Benefits:

- Exposure to a portfolio of energy MLPs through a single investment.
- Quarterly coupons based on the cash distributions, if any, paid on the MLPs in the Index, less fees.
- No K-1 forms will be received by investors as a result of their investment in the ETNs. The coupons are reported as ordinary income on Form 1099.
- The ETNs trade on the NYSE, Arca.

Main Risks:

- An investment in the ETNs may result in a loss.
- The ETNs are exposed to the credit risk of JPMorgan Chase & Co.
- The ETNs may not have an active trading market and may not continue to be listed over their term
- The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
- Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
- The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions.
- Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs. Early repurchase will be subject to a repurchase fee.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index partners, LLC".

S&P does not guarantee the accuracy and/or the completeness of the S&P 500[R] Index or any data included therein and S&P shall have no liability for any errors, omissions or interrruptions therein. S&P makes no warranty, express or implied as to results to be obtained by any person or entity from the use of the S&P 500[R] Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaimsall warranties of merchantability or fitness for a particular purpose or use with respect to the S & P 500[R] Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (inhcluding lost profits), even if notified of the possibility of such damages.

"Standard & Poor's," "S&P" and "S&P 500" are trademarks of the McGraw-Hill companies, Inc. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs.

The Dow Jones Industrial AverageSM is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME"). "Dow JonesR", "Dow Jones
Industrial AverageSM", "DJIASM" and "Dow Jones Indexes" are service marks of Dow
Jones Trademark Holdings, LLC ("Dow Jones").

Dow Jones, CME and their respective affiliates do not:
Sponsor, endorse, sell or promote the ETNs.
Recommend that any person invest in the ETNs.
Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the ETNs. Have any responsibility or liability for the administration, management or marketing of the ETNs.
Consider the needs of the ETNs or the owners of the ETNs in determining, composing or calculating the DJIA or have any obligation to do so.

Dow Jones, CME and their respective affiliates will not have any liability in connection with the ETNs. Specifically,

Dow Jones, CME and their respective affiliates do not make any warranty, express or implied, and Dow Jones, CME and their respective affiliates disclaim any warranty about:
  The results to be obtained by the ETNs;
  The accuracy or completeness of the DJIA or its data;
  The merchantability and the fitness for a particular purpose or use of the
  DJIA or its data;
Dow Jones, CME and/or their respective affiliates will have no liability for any errors, omissions or interruptions in the DJIA or its data;
Under no circumstances will Dow Jones, CME and/or their respective affiliates be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if they know that they might occur.

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                            p03c

JPMorgan Alerian MLP Index ETN

Overview    Performance     Underlying Index   Yield

Jump To: Disclaimer | Key Features | Footnote

Summary | Analysis and Comparisons

[GRAPHIC OMITTED]

Footnote

1. Performance numbers reflect the actual coupons paid by the ETN. For the purpose of determining the performance we have assumed the coupon payments have been reinvested to purchase additional units of the ETN as of their respective
Coupon Ex-Dates. The calculation was performed assuming a starting level of 100%
on the date specified as the beginning of the "custom time period" selected above. Historical performance of the ETNs is not indicative of future performance. Your payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP
Level of the Alerian MLP Index. In addition, your payment at maturity for each
ETN will not reflect the reinvestment of coupons. Instead. as long as you hold the ETNs, you will receive a quarterly coupon whose amount is variable.

2. The coupons paid on the ETNs are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

Key Features

Main Risks:

The ETNs may result in a loss.
The ETNs are exposed to the credit risk of JPMorgan Chase and Co.
The ETNs may not have an active trading market and may not continue to be listed over their term
The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP
Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions
You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
The risks identified above are not exhaustive. You should also review carefully the related
"Risk Factors" section of the relevant product supplement and the "Selected Risk
Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.
Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co.
has filed with the SEC for more complete information about JPMorgan Chase and
Co. and this offering. You may get these documents without cost by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free
800-576-3529. To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement,
                                                                            p04a

including any hyperlinked information, shall supersede this website.

Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors.
This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.

IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP
Index and Alerian MLP Total Return Index are trademarks of GKD Index partners,
LLC".

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                            p04b

JPMorgan Alerian MLP Index ETN

Overview    Performance     Underlying Index   Yield

Jump To: Disclaimer | Key Features | Footnote

Alerian MLP Index

The Alerian MLP Index (the "Index") is a market-cap weighted, float-adjusted index created to provide a comprehensive benchmark for investors to track the performance of the energy MLP sector. The Index components are selected by
Alerian Capital Management, LLC ("Alerian"). Alerian is a registered investment advisor that exclusively manages portfolios focused on midstream energy MLPs.

Index Performance
--------------------------------------------------------------------------------------------
  3 Month Return     1 Yr Return      3 Yr Return Annualised     Std. Deviation Annualised
      -4.19%            9.43%                  21.86%                       29.13%
--------------------------------------------------------------------------------------------

[GRAPHIC OMITTED]

---------------------------------------------------------------------------------------------------------
Top 10 Index Components
 Underlying Index                                         Underlying Ticker            Weight
 Enterprise Products Partners L                               EPD                       15.78
 Kinder Morgan Energy Partners                                KMP                        10.4
 Energy Transfer Partners LP                                  ETP                        5.36
 Plains All American Pipeline L                               PAA                        5.18
 Magellan Midstream Partners                                  MMP                        4.78
 Linn Energy                                                  LINE                       3.99
 Kinder Morgan Management LLC                                 KMR                        3.82
 ONEOK Partners LP                                            OKS                        3.5
 Energy Transfer Equity LP                                    ETE                        3.42
 Enbridge Energy Partners LP                                  EEP                        3.39
---------------------------------------------------------------------------------------------------------

Footnote
1. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change
                                                                            p05a

over the specified period ending on the date shown above and are annualized where indicated. The standard deviation and correlation are based on daily logarithmic returns over the past 3 years. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be
minimal.The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the Alerian MLP Index. The returns are total returns for all the indices which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any alternate investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. The Index was calculated based on a level equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, the repurchase fee or any applicable transaction fees. There is no guarantee that the Index or the
ETNs will outperform any alternative investment strategy. Your repurchase fee, payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP Level of the
Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

3. Source: Alerian.

Key Features

Main Risks:

   The ETNs  may  result in a loss.
   The  ETNs are  exposed  to the  credit  risk of JPMorgan Chase and Co.
   The ETNs may not have an active  trading  market and may not continue to be listed over their term
   The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
   The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
   The Issuer's  obligation to repurchase  the ETNs is on a weekly basis and is subject to substantial minimum size restrictions.  Potential  Conflicts:  we and/or our affiliates act as  calculation  agent for the ETNs and hedge our  obligations  under the ETNs. You will not know how much you will  receive  upon  early  repurchase  at the time that you elect we repurchase your ETNs.
   The risks identified above are not exhaustive. You should also review carefully the related
   "Risk Factors" section of the relevant product supplement and the "Selected Risk
   Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.
Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co.
has filed with the SEC for more complete information about JPMorgan Chase and
Co. and this offering. You may get these documents without cost by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free
800-576-3529.

To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.

Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors.
This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.

IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                            p05b

J.P.Morgan

Home Search: Ticker/ETN Name

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JPMorgan Alerian MLP Index ETN

Overview | Performance | Underlying Index | Yield

Jump To: Disclaimer | Key Features | Footnote

JPMorgan Alerian MLP Index ETN

Related Documents
- Fact Sheet
- Prospectus

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a convenient way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

From: dd-mmm-yyyy To: dd-mmm-yyyy Go

As of Date : Sep 26 2011


ETN Yield
Coupon Amount per Note ($)
Current Yield (%)
100
80
60
40
20
0

Historical Coupon Amounts

Sr.	Declaration Date	Ex-Date	Record Date	Payment Date	Coupon Amount per Note $[3]	Current Yield %[4]
1	19 Aug 2011	24 Aug 2011	26 Aug 2011	06 Sep 2011	0.4845	5.6
2	20 May 2011	25 May 2011	27 May 2011	07 Jun 2011	0.4865	5.3
3	18 Feb 2011	25 Feb 2011	01 Mar 2011	09 Mar 2011	0.4440	4.6
4	18 Nov 2010	24 Nov 2010	29 Nov 2010	07 Dec 2010	0.4522	5.0
5	18 Aug 2010	25 Aug 2010	27 Aug 2010	07 Sep 2010	0.4509	5.5
6	18 May 2010	26 May 2010	28 May 2010	08 Jun 2010	0.4481	6.0
7	19 Feb 2010	25 Feb 2010	01 Mar 2010	09 Mar 2010	0.4428	6.0
8	18 Nov 2009	25 Nov 2009	30 Nov 2009	08 Dec 2009	0.4431	6.7
9	19 Aug 2009	26 Aug 2009	28 Aug 2009	08 Sep 2009	0.4361	7.3
10	26 May 2009	27 May 2009	29 May 2009	08 Jun 2009	0.4507	8.2

Footnote

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Current Indicative Value on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant pricing supplement. Early repurchases will be subject to a Repurchase Fee of 0.125%, as further described in the relevant pricing supplement.

3. The Coupon Amount per Note is as defined in the relevant pricing supplement for the ETNs. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee.  The coupons are variable and may be zero.

4. "Current Yield" equals the current Coupon Amount annualized and divided by the relevant closing price of the Notes, rounded to one decimal place for ease of analysis. Except for the coupon determined in May 2009, the relevant closing price is the closing price of the Notes referenced in the coupon declaration press release issued for that coupon. For the coupon determined in May 2009 the relevant closing price is the closing price of the Notes on the trading day immediately preceding that Declaration Date.

Key Features

Main Risks:

  The ETNs may result in a loss.
  The ETNs are exposed to the credit risk of JPMorgan Chase and Co.
  The ETNs may not have an active trading market and may not continue to be listed over their term
  The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.
  The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
  Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs. The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.
  The risks identified above are not exhaustive. You should also review carefully the related
  "Risk Factors" section of the relevant product supplement and the "Selected Risk
  Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that
JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and
Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll -free
800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"Alerian MLP Select Index, Alerian MLP Select Total Retrun Index, Alerian MLP Index and Alerian
MLP Total Return Index are trademarks of GKD Index partners, LLC and their use is granted under a license from GKD Index partners, LLC".

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                            p06b

JPMorgan Double Short US 10 Year Treasury Futures ETN

Overview    Performance     Underlying Index

Jump To: Disclaimer | Key Features | Footnote                                           ACCESS AGREEMENT

The JPMorgan Double Short US 10 Year Treasury Futures ETNs ("ETNs") are designed to provide investors a convenient way to implement and monetize a Fact Sheet rising rates view at the medium part of the US Treasury curve. Subject to the
Prospectus resetting leverage, the investor fee and, if applicable, the repurchase fee, this allows for the possibility to profit from an expectation of rising interest rates. The ETNs are inversely linked to the performance of the
NYSE US 10 Year Treasury Futures Index (the "Index"). The Index seeks to replicate the returns of maintaining a long position in the medium portion of the US Treasury curve. The ETNs provide double inverse leveraged exposure to the
Index, from one reset date to the next and less Investor Fees and any repurchase fee, so that you positively benefit from a fall in the price of the Index due to a rise in prevailing yields. The Investor Fee is 0.85% per annum and is deducted daily from the closing value of the ETN. The ETNs are senior, unsecured obligations of JPMorgan Chase and Co. and are subject to optional and early redemption at the discretion of JPMorgan Chase and Co. after one year.

[GRAPHIC OMITTED]

Please review the Footnotes for explanation of the identified terms above

--------------------------------------------------------------------------------------------------------

Returns, Standard Deviation and Correlation                                                   View Chart
--------------------------------------------------------------------------------------------------------
Underlying Index                    3 Month   1 Yr Return    3 Yr Return    Standard      Correlation
                                     Return                   Annualised    Deviation

NYSE US 10 Year Treasury Futures     6.12%      8.19%       Not Available     6.69%         1.00
SandP 500 Index                    -11.46%      1.03%       Not Available    19.37%        -0.43
SandP GSCI Index                    -7.68%      8.05%       Not Available    21.62%        -0.27
SandP/BGCantor U.S. Treasury Bond    4.27%      5.15%       Not Available     4.06%         0.96
Index
--------------------------------------------------------------------------------------------------------
Please review note 10 in the footnotes below

Footnote

1. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN.  The IIV calculation will be provided for reference purposes only.
It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or upon early repurchase.
Please see the relevant pricing supplement for details.

2. The Closing Price means the last trade reported as of the date shown above or the most recent date a price was published.

3. The High Price means the highest trade reported on the date shown above or the most recent date a price was published.

4. The Low Price means the lowest trade reported on the date shown above or the most recent date a price was published.

5. The Closing Indicative Value of the ETNs means the last value reported for the intraday indicative value of the ETNs. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not inteneded as a price or quotation. The IIV will be based on the intraday indictive values of the Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.

6. Current Volume means the number of the ETNs traded across all exchanges on the date shown above.  The liquidity of the market for the ETNs may vary materially over time. This does not include ETNs held by JPMorgan Chase and Co. or any of its affiliates.
                                                                            p07a

7. Average Volume (or Daily Average Trading Volume) means the average number of the ETNs traded across all exchanges over the 3 -
month period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time.

8. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs that have been issued, including any held by JPMorgan
Chase and Co. or one of its affiliates.

9.  Current Exposure Amount means the current dollar exposure of the ETNs to the Index, provided as a positive number, as of the date of this report, as more fully described in the relevant
Pricing Supplement.

10. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. deviation and correlation are based on daily logarithmic returns from August 11, 2010  to and including the date shown above. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns.  However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal.

The returns, standard deviations and correlations are provided for informational purposes only.
Correlation refers to correlation of the relevant index to the NYSE 10 Year Treasury Futures
Index. The returns do not include the Investor Fee, the repurchase fee or any transaction costs or expenses. The data for the SandP 500 Index is price return and the data for the SandP GSCI Index and the SandP/BG Cantor U.S. Treasury Index are total return. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

11. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the
"custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index without deducting the Investor Fee or any applicable transaction fees. The data for the SandP 500 Index is price return and the data for the SandP/BG Cantor U.S. Treasury Index is based on a total return index which reflects the performance of that index including the reinvestment of interest payments on the debt securities which comprise the index.  The data for the SandP GSCI Index is also presented as a total return index because
the index performance includes interest that could be earned on funds committed to the trading of the futures contracts underlying that Index.  There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy.

Key Features

Main Benefits:

  Benefits of the ETNs' leverage mechanism
  The ETNs employ a leverage reset mechanism that aims to reduce the frequency of leverage resets while maintaining the exposure of the ETNs to the underlying Index within a defined range. By resetting leverage only on predetermined dates, and when a leverage threshold of 180-220% is breached, the ETN seeks to provide leveraged exposure to the Index in a controlled manner. The
  ETN attempts to achieve this objective by monitoring its exposure daily and ensuring that if at anytime between two quarterly reset dates the exposure exceeds the stated 180-220% range, the ETN resets the next day back to an initial exposure of 200%. In addition, the ETN will reset the exposure back to 200% quarterly.
  The ETNs rebalance exposure to the Index on reset dates. Due to the compounding effect of the inverse leveraged performance of the Index, the cumulative percentage increase or decrease in the ETNs over a period longer than a reset period may diverge significantly in amount and possibly direction when compared to -200% of the cumulative percentage index performance over the same period.

Main Risks:

Risks associated with leverage and inverse leverage

  The ETNs provide inverse, short and leveraged exposure to the Index and are designed to be actively managed investments for sophisticated investors who understand leverage risk. Any positive performance of the Index will be inversely leveraged.
  If you hold the notes for longer than the period between any two consecutive Reset Dates, your percentage exposure will likely not be equal to -200% and may be greater in magnitude than
  -220% or less in magnitude than -180%.
  Due to the  compounding  of returns from one reset period to another,  the  performance  of the
  ETNs for periods longer than the period between two consecutive  Reset Dates will likely differ in amount and possibly  direction from the inverse  leveraged  performance of the Index for the same period.
  The occurrence of reset dates is based on the level of the current exposure, which is based on the index performance. During periods of high volatility in the index, additional reset dates may occur frequently and could occur daily. The reset goes into effect one-trading day after the reset exposure amount is determined.

Other risks associated with the ETNs

  The ETNs do not pay interest, may result in a loss and are exposed to the credit risk of JPMorgan Chase and Co. The investor fee and repurchase fee will reduce returns.
  We will automatically redeem the ETNs and you will receive no payment on any day on which the Closing Note Value is zero. Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs. Investing in the
  ETNs is not equivalent to directly taking a short position in 10 Year Treasury futures contracts.
  The Index was established on August 11, 2010, has little operating history and may perform in unexpected ways.
  The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
  If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics
  The Index is not diversified. The futures contracts in the Index may be volatile.
  The ETNs may not have an active trading market and may not continue to be listed over their term. The Issuer's obligation to repurchase the
  ETNs is subject to substantial minimum size restrictions.
  You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.
  The risks identified above are not exhaustive. You should also review carefully the related
  "Risk Factors" section of the relevant product supplement and the "Selected Risk
  Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that
JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and
Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll -free
800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax
                                                                            p07b

matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

The NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates
("NYSE Euronext") and is intended to be licensed for use by J.P. Morgan Securities LLC in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE
Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US Long Bond Treasury Futures Index or the NYSE US 10 Year Treasury Futures Tracker
Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES
OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US TREASURY 30 YEAR
FUTURES INDEX OR THE NYSE US 10 YEAR TREASURY FUTURES TRACKER INDEX OR ANY DATA INCLUDED THEREIN.
IN NO EVENT
SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL
DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER SandP, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY,
TIMELINESS OR COMPLETENESS OF THE SandP 500R INDEX OR ANY DATA INCLUDED THEREIN OR ANY
COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC
COMMUNICATIONS) WITH RESPECT THERETO. SandP, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT
BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. SandP MAKES NO
EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SandP 500R INDEX OR ANY DATA INCLUDED
THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL SandP, ITS AFFILIATES OR
THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT,
SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF
PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

"Standard and Poor's," "SandP" and "SandP 500" are trademarks of Standard and Poor's and have been licensed for use by J.P. Morgan Securities LLC. This website is not sponsored, endorsed, sold or promoted by SandP and SandP makes no representation regarding the advisability of purchasing any of the ETNs.

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                            p07c

JPMorgan Double Short US 10 Year Treasury Futures ETN

Overview    Performance     Underlying Index

Jump To: Disclaimer | Key Features | Footnote

Summary | Analysis and Comparisons

[GRAPHIC OMITTED]

Footnote

1. Sources: Reuters, JPMorgan. As of the date shown above. The chart shows the closing price of the ETN from the date specified as the beginning of the "custom time period" selected above. The Closing Price means the last trade reported as of the relevant date. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy.

Key Features

Main Risks:

Risks associated with leverage and inverse leverage

   The ETNs include inverse and leverage performance and are designed to be actively managed investments for sophisticated investors who understand leverage risk. Any positive performance of the Index will be inversely leveraged.
   If you hold the notes for longer than the period between any two consecutive Reset Dates, your percentage exposure will likely not be equal to -200% and may be greater in magnitude than -220% or less in magnitude than -180%.
   Due to the compounding of returns from one reset period to another,  the performance of the
   ETNs for periods  longer than the period  between two  consecutive  Reset Dates will likely differ in amount and  possibly  direction  from the inverse  leveraged  performance  of the
   Index for the same period.
   The occurrence of reset dates is based on the level of the current exposure, which is based on the index performance. During periods of high volatility in the index, additional reset dates may occur frequently and could occur daily. The reset goes into effect one-trading day after the reset exposure amount is determined.

Other risks associated with the ETNs

   The ETNs do not pay interest, may result in a loss and are exposed to the credit risk of JPMorgan Chase and Co. The investor fee and repurchase fee will reduce returns.
   We will automatically redeem the ETNs and you will receive no payment on any day on which the Closing Note Value is zero. Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
   Investing in the ETNs is not equivalent to directly taking a short position in 30Y
   Treasury futures contracts.
   The Index was established on August 11, 2010, has little operating history and may perform in unexpected ways.
   The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
   If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics
   The Index is not diversified. The futures contracts in the Index may be volatile.
   The ETNs may not have an active trading market and may not continue to be listed over their term.
                                                                            p08a

- The Issuer's obligation to repurchase the ETNs is subject to substantial minimum size restrictions.
- You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

Back to Top

Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

The NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates ("NYSE Euronext") and is intended to be licensed for use by J.P. Morgan Securities LLC in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US Long Bond Treasury Futures Index or the NYSE US 10 Year Treasury Futures Tracker Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US TREASURY 30 YEAR FUTURES INDEX OR THE NYSE 10 YEAR TREASURY FUTURES TRACKER INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500? INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

"Standard & Poor's," "S&P" and "S&P 500" are trademarks of Standard & Poor's and have been licensed for use by J.P. Morgan Securities LLC. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs.

Back to Top

Copyright © 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms & Conditions

JPMorgan Double Short US 10 Year Treasury Futures ETN

Overview    Performance     Underlying Index

Jump To: Disclaimer | Key Features | Footnote

NYSE US 10 Year Treasury Futures Index

The NYSE US 10 Year Treasury Futures Index (the "Index") is maintained and Fact
Sheet calculated by NYSE Arca, and aims to replicate the returns of maintaining a Prospectus continuous rolling long position in CBOT U.S. Treasury Bond futures contracts. The Index provides this exposure by referencing a series of CBOT US
Treasury bond futures contracts and quarterly rolling its exposure into new contracts as the previous contact approaches expiration.

Index Performance

-----------------------------------------------------------------------------------------------
3 Month Return     1 Yr Return      3 Yr Return Annualised        Std. Deviation Annualised
   5.28%             7.99%              Not Available                     6.69%
-----------------------------------------------------------------------------------------------

[GRAPHIC OMITTED]

Footnote

1. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. deviation and correlation are based on daily logarithmic returns from August 11, 2010  to and including the date shown above. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns.  However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal. The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the NYSE 10 Year Treasury Futures Index. The returns do not include the
Investor Fee, the repurchase fee or any transaction costs or expenses. The data for the SandP 500
Index is price return and the data for the SandP GSCI Index and the SandP/BG Cantor U.S. Treasury
Index are total return. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the
"custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index without deducting the Investor Fee or any applicable transaction fees. The data for the SandP 500 Index is price return and the data for the SandP GSCI Index and the SandP/BG Cantor U.S. Treasury Index are total return. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy.

Key Features

Main Risks:

Risks associated with leverage and inverse leverage
                                                                            p09a

- The ETNs include inverse and leverage performance and are designed to be actively managed investments for sophisticated investors who understand leverage risk. Any positive performance of the Index will be inversely leveraged.
- If you hold the notes for longer than the period between any two consecutive Reset Dates, your percentage exposure will likely not be equal to -200% and may be greater in magnitude than -220% or less in magnitude than -180%.
- Due to the compounding of returns from one reset period to another, the performance of the ETNs for periods longer than the period between two consecutive Reset Dates will likely differ in amount and possibly direction from the inverse leveraged performance of the Index for the same period.
- The occurrence of reset dates is based on the level of the current exposure, which is based on the index performance. During periods of high volatility in the index, additional reset dates may occur frequently and could occur daily. The reset goes into effect one-trading day after the reset exposure amount is determined.

Other risks associated with the ETNs

- The ETNs do not pay interest, may result in a loss and are exposed to the credit risk of JPMorgan Chase & Co.
- The investor fee and repurchase fee will reduce returns.
- We will automatically redeem the ETNs and you will receive no payment on any day on which the Closing Note Value is zero.
- Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- Investing in the ETNs is not equivalent to directly taking a short position in 30Y Treasury futures contracts.
- The Index was established on August 11, 2010, has little operating history and may perform in unexpected ways.
- The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
- If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics
- The Index is not diversified. The futures contracts in the Index may be volatile.
- The ETNs may not have an active trading market and may not continue to be listed over their term.
- The Issuer's obligation to repurchase the ETNs is subject to substantial minimum size restrictions.
- You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

Back to Top

Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529.
Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-155535
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

The NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates ("NYSE Euronext") and is intended to be licensed for use by J.P. Morgan Securities LLC in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US Long Bond Treasury Futures Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US TREASURY 30 YEAR FUTURES INDEX OR THE NYSE US 10 YEAR TREASURY FUTURES TRACKER INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500? INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

"Standard & Poor's," "S&P" and "S&P 500" are trademarks of Standard & Poor's and have been licensed for use by J.P. Morgan Securities LLC. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs.

Back to Top

Copyright © 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms & Conditions

JPMorgan Double Short US Long Bond Treasury Futures ETN

Overview    Performance     Underlying Index

Jump To: Disclaimer | Key Features | Footnote                  ACCESS AGREEMENT

The JPMorgan Double Short US Long Bond Treasury Futures ETNs ("ETNs") are
designed to provide investors a convenient way to implement and monetize a Fact
Sheet rising rates view at the long end of the US Treasury curve. Subject to the
Prospectus resetting leverage, the investor fee and, if applicable, the repurchase fee, this allows for the possibility to profit from an expectation of rising interest rates. The ETNs are inversely linked to the performance of the
NYSE US Long Bond Treasury Futures Index (the "Index"). The Index seeks to replicate the returns of maintaining a long position in the longer dated end of the US Treasury curve. The ETNs provide double inverse leveraged exposure to the
Index, from one reset date to the next and less Investor Fees and any repurchase fee, so that you positively benefit from a fall in the price of the Index due to a rise in prevailing yields. The Investor Fees is 0.85% per annum and is deducted daily from the closing value of the ETN. The ETNs are senior, unsecured obligations of JPMorgan Chase and Co. and are subject to optional early redemption at the discretion of JPMorgan Chase and Co. after one year.

[GRAPHIC OMITTED]

Please review the Footnotes for explanation of the identified terms above

----------------------------------------------------------------------------------------------------------
Returns, Standard Deviation and Correlation                                                   View Chart
----------------------------------------------------------------------------------------------------------
Underlying Index                  3 Month       1 Yr Return    3 Yr Return      Standard   Correlation
                                  Return                       Annualised       Deviation

NYSE US Long Bond Treasury Futures    15.50%      13.89%       Not Available     12.10%      1.00
Index
SandP 500 Index                      -11.46%       1.03%       Not Available     19.37%     -0.52
SandP GSCI Index                      -7.68%       8.05%       Not Available     21.62%     -0.33
SandP/BGCantor U.S. Treasury Bond      4.27%       5.15%       Not Available      4.06%      0.95
----------------------------------------------------------------------------------------------------------
Please review note 10 in the footnotes below

Footnote

1. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN.  The IIV calculation will be provided for reference purposes only.
It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or upon early repurchase.
Please see the relevant pricing supplement for details.

2. The Closing Price means the last trade reported as of the date shown above or the most recent date a price was published.

3. The High Price means the highest trade reported on the date shown above or the most recent date a price was published.

4. The Low Price means the lowest trade reported on the date shown above or the most recent date a price was published.

5. The Closing Indicative Value of the ETNs means the last value reported for the intraday indicative value of the ETNs. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not inteneded as a price or quotation. The IIV will be based on the intraday indictive values of the Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.

6. Current Volume means the number of the ETNs traded across all exchanges on the date shown above.  The liquidity of the market for the ETNs may vary materially over time. This does not include ETNs held by JPMorgan Chase and Co. or any of its affiliates.
                                                                            p10a

7. Average Volume (or Daily Average Trading Volume) means the average number of the ETNs traded across all exchanges over the 3 - month period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time.

8. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs that have been issued, including any held by JPMorgan
Chase and Co. or one of its affiliates.

9.  Current Exposure Amount means the current dollar exposure of the ETNs to the Index, provided as a positive number, as of the date of this report, as more fully described in the relevant
Pricing Supplement.

10. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. deviation and correlation are based on daily logarithmic returns from August 11, 2010  to and including the date shown above. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns.  However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal.

The returns, standard deviations and correlations are provided for informational purposes only.
Correlation refers to correlation of the relevant index to the NYSE 10 Year Treasury Futures
Index. The returns do not include the Investor Fee, the repurchase fee or any transaction costs or expenses. The data for the SandP 500 Index is price return and the data for the SandP GSCI Index and the SandP/BG Cantor U.S. Treasury Index are total return. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

11. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the
"custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index without deducting the Investor Fee or any applicable transaction fees. The data for the SandP 500 Index is price return and the data for the SandP/BG Cantor U.S. Treasury Index is based on a total return index which reflects the performance of that index including the reinvestment of interest payments on the debt securities which comprise the index.  The data for the SandP GSCI Index is also presented as a total return index because
the index performance includes interest that could be earned on funds committed to the trading of the futures contracts underlying that Index.  There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy.

 Key Features

 Main Benefits:

   Benefits of the ETNs' leverage mechanism
   The ETNs employ a leverage reset mechanism that aims to reduce the frequency of leverage resets while maintaining the exposure of the ETNs to the underlying Index within a defined range. By resetting leverage only on predetermined dates, and when a leverage threshold of 180-220% is breached, the ETN seeks to provide leveraged exposure to the Index in a controlled manner. The
   ETN attempts to achieve this objective by monitoring its exposure daily and ensuring that if at anytime between two quarterly reset dates the exposure exceeds the stated 180-220% range, the ETN resets the next day back to an initial exposure of 200%. In addition, the ETN will reset the exposure back to 200% quarterly.
   The ETNs rebalance exposure to the Index on reset dates. Due to the compounding effect of the inverse leveraged performance of the Index, the cumulative percentage increase or decrease in the ETNs over a period longer than a reset period may diverge significantly in amount and possibly direction when compared to -200% of the cumulative percentage index performance over the same period.

 Main Risks:

 Risks associated with leverage and inverse leverage

   The ETNs provide inverse,short and leveraged exposure to the Index and are designed to be actively managed investments for sophisticated investors who understand leverage risk.
   Any positive performance of the Index will be inversely leveraged.
   If you hold the notes for longer than the period between any two consecutive Reset Dates, your percentage exposure will likely not be equal to -200% and may be greater in magnitude than
   -220% or less in magnitude than -180%.
   Due to the  compounding  of returns from one reset period to another,  the  performance  of the
   ETNs for periods longer than the period between two consecutive  Reset Dates will likely differ in amount and possibly  direction from the inverse  leveraged  performance of the Index for the same period.
   The occurrence of reset dates is based on the level of the current exposure, which is based on the index performance. During periods of high volatility in the index, additional reset dates may occur frequently and could occur daily. The reset goes into effect one-trading day after the reset exposure amount is determined.

 Other risks associated with the ETNs

   The ETNs do not pay interest, may result in a loss and are exposed to the credit risk of JPMorgan Chase and Co. The investor fee and repurchase fee will reduce returns.
   We will automatically redeem the ETNs and you will receive no payment on any day on which the Closing Note Value is zero. Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs. Investing in the
   ETNs is not equivalent to directly taking a short position in 10 Year Treasury futures contracts.
   The Index was established on August 11, 2010, has little operating history and may perform in unexpected ways.
   The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
   If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics
   The Index is not diversified. The futures contracts in the Index may be volatile.
   The ETNs may not have an active trading market and may not continue to be listed over their term. The Issuer's obligation to repurchase the
   ETNs is subject to substantial minimum size restrictions.
   You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.
   The risks identified above are not exhaustive. You should also review carefully the related
   "Risk Factors" section of the relevant product supplement and the "Selected Risk
   Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that
JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and
Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll -free
800-576-3529.
Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-155535
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
                                                                            p10b

IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

The NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates
("NYSE Euronext") and is intended to be licensed for use by J.P. Morgan Securities LLC in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE
Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US Long Bond Treasury Futures Index or the NYSE US 10 Year Treasury Futures Tracker
Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES
OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US TREASURY 30 YEAR
FUTURES INDEX OR THE NYSE 10 YEAR TREASURY FUTRURES TRACKER INDEX OR ANY DATA INCLUDED THEREIN. IN
NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER SandP, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY,
TIMELINESS OR COMPLETENESS OF THE SandP 500R INDEX OR ANY DATA INCLUDED THEREIN OR ANY
COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC
COMMUNICATIONS) WITH RESPECT THERETO. SandP, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT
BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. SandP MAKES NO
EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SandP 500R INDEX OR ANY DATA INCLUDED
THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL SandP, ITS AFFILIATES OR
THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT,
SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF
PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

"Standard and Poor's," "SandP" and "SandP 500" are trademarks of Standard and Poor's and have been licensed for use by J.P. Morgan Securities LLC. This website is not sponsored, endorsed, sold or promoted by SandP and SandP makes no representation regarding the advisability of purchasing any of the ETNs.

Copyright (c) 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms and Conditions
                                                                            p10c

J.P.Morgan

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MLP

JPMorgan Double Short US Long Bond Treasury Futures ETN

Overview | Performance | Underlying Index

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Summary | Analysis & Comparisons

View returns for the last 1 Year OR

Select a Custom time period

From: dd-mmm-yyyy To: dd-mmm-yyyy Go

Related Documents

Fact Sheet

Prospectus

As of Date : Sep 23 2011


ETN Closing Price[1]
100%
80%
60%
40%
20%
0%
Dec 69

Export to Excel

Footnote

1. Sources: Reuters, JPMorgan. As of the date shown above. The chart shows the closing price of the ETN from the date specified as the beginning of the "custom time period" selected above. The Closing Price means the last trade reported as of the relevant date. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy.

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Key Features

Main Benefits:

- Benefits of the ETNs' Leverage Mechanism
- The ETNs employ a new leverage reset mechanism that aims to reduce the frequency of leverage resets while maintaining the exposure of the ETNs to the underlying Index within a defined range. By resetting leverage only on predetermined dates, and when a leverage threshold of 180-220% is breached, the ETN seeks to provide leveraged exposure to the Index in a controlled manner. The ETN attempts to achieve this objective by monitoring its exposure daily and ensuring that if at anytime between two quarterly reset dates the exposure exceeds the stated 180-220% range, the ETN resets the next day back to an initial exposure of 200%. In addition, the ETN will reset the exposure back to 200% quarterly.
- The ETNs rebalance exposure to the Index on reset dates. Due to the compounding effect of the inverse leveraged performance of the Index, the cumulative percentage increase or decrease in the ETNs over a period longer than a reset period may diverge significantly in amount and possibly direction when compared to -200% of the cumulative percentage index performance over the same period.

Main Risks:

Risks associated with leverage and inverse leverage

- The ETNs include inverse and leverage performance and are designed to be actively managed investments for sophisticated investors who understand leverage risk. Any positive performance of the Index will be inversely leveraged.
- If you hold the notes for longer than the period between any two consecutive Reset Dates, your percentage exposure will likely not be equal to -200% and may be greater in magnitude than -220% or less in magnitude than -180%.
- Due to the compounding of returns from one reset period to another, the performance of the ETNs for periods longer than the period between two consecutive Reset Dates will likely differ in amount and possibly direction from the inverse leveraged performance of the Index for the same period.
- The occurrence of reset dates is based on the level of the current exposure, which is based on the index performance. During periods of high volatility in the index, additional reset dates may occur frequently and could occur daily. The reset goes into effect one-trading day after the reset exposure amount is determined.

Other risks associated with the ETNs

- The ETNs do not pay interest, may result in a loss and are exposed to the credit risk of JPMorgan Chase & Co.
- The investor fee and repurchase fee will reduce returns.
- We will automatically redeem the ETNs and you will receive no payment on any day on which the Closing Note Value is zero.
- Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.
- Investing in the ETNs is not equivalent to directly taking a short position in 30Y Treasury futures contracts.
- The Index was established on August 11, 2010, has little operating history and may perform in unexpected ways.
- The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
- If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics
- The Index is not diversified. The futures contracts in the Index may be volatile.
- The ETNs may not have an active trading market and may not continue to be listed over their term.
- The Issuer's obligation to repurchase the ETNs is subject to substantial minimum size restrictions.
- You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.
- The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

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Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

The NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates ("NYSE Euronext") and is intended to be licensed for use by J.P. Morgan Securities LLC in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US Long Bond Treasury Futures Index or the NYSE US 10 Year Treasury Futures Tracker Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US TREASURY 30 YEAR FUTURES INDEX OR THE NYSE US 10 YEAR TREASURY FUTURES TRACKER INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500? INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

"Standard & Poor's," "S&P" and "S&P 500" are trademarks of Standard & Poor's and have been licensed for use by J.P. Morgan Securities LLC. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs.

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Copyright © 2011 JPMorgan Exchange Traded Notes | JPMorgan.com | Terms & Conditions

J.P.Morgan

Home Search: Ticker/ETN Name

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Fixed Income
MLP

JPMorgan Double Short US Long Bond Treasury Futures ETN

Overview | Performance | Underlying Index

Jump To: Disclaimer | Key Features | Footnote

NYSE US Long Bond Treasury Futures Index

Related Documents

- Fact Sheet
- Prospectus

The NYSE US Long Bond Treasury Futures Index (the "Index") is maintained and calculated by NYSE Arca, and aims to replicate the returns of maintaining a continuous rolling long position in CBOT U.S. Treasury Bond futures contracts. The Index provides this exposure by referencing a series of CBOT US Treasury bond futures contracts and quarterly rolling its exposure into new contracts as the previous contact approaches expiration.

Index Performance

3 Month Return	1 Yr Return	3 Yr Return Annualised	Std. Deviation Annualised
13.89%	13.29%	Not Available	12.14%

View data for 1 Year OR

Select a Custom time period

From: dd-mmm-yyyy To: dd-mmm-yyyy Go

As of Date : Sep 23 2011


Index Levels[1,2]
100%
80%
60%
40%
20%
0%
Dec 69

Footnote

1. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated. deviation and correlation are based on daily logarithmic returns from August 11, 2010 to and including the date shown above. Compared to arithmetic returns, logarithmic returns are lower for positive returns and have higher magnitude for negative returns. However, for small return calculations, such as the daily returns set forth in the charts above, the difference is expected to be minimal. The returns, standard deviations and correlations are provided for informational purposes only. Correlation refers to correlation of the relevant index to the NYSE 10 Year Treasury Futures Index. The returns do not include the Investor Fee, the repurchase fee or any transaction costs or expenses. The data for the S&P 500 Index is price return and the data for the S&P GSCI Index and the S&P/BG Cantor U.S. Treasury Index are total return. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. Each of these indices was calculated based on a level for such index set equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index without deducting the Investor Fee or any applicable transaction fees. The data for the S&P 500 Index is price return and the data for the S&P GSCI Index and the S&P/BG Cantor U.S. Treasury Index are total return. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy.

Back to Top

Key Features

Main Benefits:

- Benefits of the ETNs' Leverage Mechanism
- The ETNs employ a new leverage reset mechanism that aims to reduce the frequency of leverage resets while maintaining the exposure of the ETNs to the underlying Index within a defined range. By resetting leverage only on predetermined dates, and when a leverage threshold of 180-220% is breached, the ETN seeks to provide leveraged exposure to the Index in a controlled manner. The ETN attempts to achieve this objective by monitoring its exposure daily and ensuring that if at anytime between two quarterly reset dates the exposure exceeds the stated 180-220% range, the ETN resets the next day back to an initial exposure of 200%. In addition, the ETN will reset the exposure back to 200% quarterly.
    The ETNs rebalance exposure to the Index on reset dates. Due to the compounding effect of the inverse leveraged performance of the Index, the cumulative percentage increase or decrease in the ETNs over a period longer than a reset period may diverge significantly in amount and possibly direction when compared to -200% of the cumulative percentage index performance over the same period.

 Main Risks:

 Risks associated with leverage and inverse leverage

    The ETNs include inverse and leverage performance and are designed to be actively managed investments for sophisticated investors who understand leverage risk. Any positive performance of the Index will be inversely leveraged.
    If you hold the notes for longer than the period between any two consecutive Reset Dates, your percentage exposure will likely not be equal to -200% and may be greater in magnitude than -220%
    or less in magnitude than -180%.
    Due to the compounding of returns from one reset period to another, the performance of the ETNs for periods longer than the period between two consecutive Reset Dates will likely differ in amount and possibly direction from the inverse leveraged performance of the Index for the same period.
    The occurrence of reset dates is based on the level of the current exposure, which is based on the index performance. During periods of high volatility in the index, additional reset dates may occur frequently and could occur daily. The reset goes into effect one-trading day after the reset exposure amount is determined.

 Other risks associated with the ETNs

    The ETNs do not pay interest, may result in a loss and are exposed to the credit risk of JPMorgan Chase and Co. The investor fee and repurchase fee will reduce returns.
    We will automatically redeem the ETNs and you will receive no payment on any day on which the Closing Note Value is zero. Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs. Investing in the ETNs is not equivalent to directly taking a short position in 30Y Treasury futures contracts.
    The Index was established on August 11, 2010, has little operating history and may perform in unexpected ways.
    The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
    If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics
    The Index is not diversified. The futures contracts in the Index may be volatile.
    The ETNs may not have an active trading market and may not continue to be listed over their term. The Issuer's obligation to repurchase the ETNs is subject to substantial minimum size restrictions.
    You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.
    The risks identified above are not exhaustive. You should also review carefully the related
    "Risk Factors" section of the relevant product supplement and the "Selected Risk
    Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that
JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co.
and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll -free
800-576-3529.
Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-155535
To the extent there are any inconsistencies between this website and the relevant pricing supplement, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

The NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates
("NYSE Euronext") and is intended to be licensed for use by J.P. Morgan Securities LLC in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE Euronext.
NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE
US Long Bond Treasury Futures Index or the NYSE US 10 Year Treasury Futures Tracker Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE US
TREASURY 30 YEAR FUTURES INDEX OR THE NYSE US 10 YEAR TREASURY FUTURES TRACKER INDEX ANY DATA
INCLUDED THEREIN. IN NO EVENT SHALL
NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER SandP, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY,
TIMELINESS OR COMPLETENESS OF THE SandP 500 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS,
INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS)
WITH RESPECT THERETO. SandP, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO
ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. SandP MAKES NO EXPRESS OR IMPLIED
WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE OR USE WITH RESPECT TO THE MARKS,
THE SandP 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
WHATSOEVER SHALL SandP, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT,
SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF
PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF
SUCH DAMAGES, WHETHER IN CONTRACT, TORT,
STRICT LIABILITY OR OTHERWISE.

"Standard and Poor's," "SandP" and "SandP 500" are trademarks of Standard and Poor's and have been licensed for use by J.P. Morgan Securities LLC. This website is not sponsored, endorsed, sold or promoted by SandP and SandP makes no representation regarding the advisability of purchasing any of the ETNs.

                                                                            p12b

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Date of Publication. Materials posted on the ETN Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is different from the date of the document, the date displayed as part of the document is its official date.

Disclaimers. The information contained in this Website has been internally developed or taken from trade and statistical services and other sources which we believe to be reliable, although JPMorgan does not warrant its completeness or accuracy and it should not be relied upon as such. The value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a guide to future performance.

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Other Risks. Transactions of the type described in the materials posted on this Website may involve a high degree of risk, and the value of such instruments may be highly volatile. ETNs are our senior unsecured obligations and are not secured debt. ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in ETNs include limited portfolio diversification, trade price fluctuations, uncertain principal repayment and potential illiquidity. Investing in ETNs is not equivalent to direct investment in an index or index components. The Accrued Tracking Fees or Investor Fee will reduce the amount of your return at maturity or upon early repurchase, and as a result you may receive less than the principal amount of your investment at maturity or upon early repurchase of your ETNs even if the value of the relevant index has increased. An investment in ETNs may not be suitable for all investors. Any ETNs with inverse and/or leveraged performance have been designed to be actively managed investments for sophisticated investors who understand leverage risk.

This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein. You should ensure that you fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting. You should also carefully review the transaction specific risk factors contained on the relevant product page on the ETN Website.

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You agree to indemnify and hold harmless JPMorgan and its affiliates against any losses, liabilities, claims, demands and costs including all direct, indirect, special, consequential, incidental, punitive or exemplary damages (including attorneys fees) resulting from or arising out of (a) any misuse by you of the Website and (b) any actions related to your use of the Website.

Governing Law. Your access to and use of the ETN Website, and the Terms and Conditions are governed by the laws of the State of New York without reference to principles of conflicts of law.

With respect to any suit, action or proceeding relating to any of the above ("Legal Proceedings"), you irrevocably: (a) submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waive any objection you may have at any time to the laying of venue of any Legal Proceedings brought in any such court, any claim that such Legal Proceedings have been brought in an inconvenient forum, and the right to object that such court does not have any jurisdiction over such Legal Proceedings.

YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

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